Exhibit 28(j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of Private Capital Management Value Fund, a series of the FundVantage Trust.
Philadelphia, PA
April 14, 2010